UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 8, 2013

Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION WAY OAKDALE, MINNESOTA	55128

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(651) 704-4000

None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2013, at the Company's 2013 Annual Meeting of Shareholders (the “Annual Meeting”), the Company's shareholders approved amendments (the “Amendments”) to the Imation Corp. 2011Stock Incentive Plan (the “2011 Incentive Plan”), which Amendments previously had been approved by the Company's Board of Directors on February 8, 2013, subject to shareholder approval.
The 2011 Incentive Plan was initially approved by our shareholders on May 4, 2011. The purpose of the 2011 Incentive Plan is to promote the interests of Imation and our shareholders by aiding us in attracting and retaining employees, officers, consultants, independent contractors, advisors and non-employee directors capable of assuring the future success of Imation and motivating such persons to put forth maximum efforts for the success of our business. The 2011 Incentive Plan allows us to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in Imation, thereby aligning the interests of such persons with our shareholders. We currently award stock options, restricted stock and cash-based performance awards to employees, officers and restricted stock to non-employee directors under the 2011 Stock Incentive Plan.
The Amendments allow us to continue to utilize the 2011 Incentive Plan for stock-based compensation, including full value awards, and also provide the Committee with additional flexibility in selecting appropriate performance targets when granting performance awards. Therefore, the Amendments allow the Committee to grant awards under the 2011 Incentive Plan in the future based on then-current objectives for aligning compensation with shareholder value.
The Amendments:

•	increase the number of shares of our common stock that may be issued pursuant to stock-based awards made under the 2011 Incentive Plan by 1,543,000 shares to a total of 6,043,000 shares;

•
modify the definition of performance goals to include additional types of performance targets that our Compensation Committee (for purposes of this summary, the “Committee”) may select when making awards under the 2011 Incentive Plan that are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code;

•
clarify that the Committee may grant performance awards under the 2011 Incentive Plan which are not intended to qualify under Section 162(m) of the Internal Revenue Code as well as performance awards which are intended to so qualify;

•
clarify that certain limitations that apply to performance awards under the 2011 Incentive Plan apply only to performance awards that are intended to qualify under Section 162(m) of the Internal Revenue Code; and

•
remove the limitation on the number of shares that can be issued in the form of awards other than options and stock appreciation rights (“full value awards”) under the 2011 Incentive Plan in light of the Company's “burn rate commitment” limiting the aggregate number of awards through 2015, in the Company's Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on March 27, 2013.

This summary of the 2011 Incentive Plan and the Amendments is qualified in its entirety by reference to the full text of the 2011 Incentive Plan, as amended and restated (2013), a copy of which is incorporated by reference as Exhibit 4.3 to the Company's Registration Statement on Form S-8 (File No. 333-188429) filed on May 8, 2013. A more detailed summary of the 2011 Incentive Plan and the Amendments can be found in the Company's Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on March 27, 2013.
Item 5.07. Submission of Matters to a Vote of Security Holders.
At the 2013 Annual Meeting of Shareholders held on May 8, 2013, the shareholders approved the following:
(a) a proposal to elect two directors of the Company for a three-year terms ending in 2016, as follows:

Director	Votes For	Votes Against	Abstentions	Broker Non-votes
Theodore H. Bunting, Jr.	29,859,478	1,929,019	14,832	4,245,684
William G. LaPerch	29,868,905	1,919,368	15,056	4,245,684

(b) a proposal to approve amendments to the 2011 Stock Incentive Plan. The proposal received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-votes
26,773,306	4,209,435	820,588	4,245,684

(c) a proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2013. The proposal received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-votes
35,043,370	878,735	126,908	—

(d) an advisory (non-binding) vote on the compensation of the Company's named executive officers. The proposal received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-votes
29,370,342	1,535,202	897,785	4,245,684

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

10.1
Imation Corp. 2011 Stock Incentive Plan, as amended and restated (2013) (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8 (File. No. 333-188429) filed on May 8, 2013).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp.
Date:	May 13, 2013	By:	/s/ John P. Breedlove
John P. Breedlove
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1
Imation Corp. 2011 Stock Incentive Plan, as amended and restated (2013) incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8 (File. No. 333-188429) filed on May 8, 2013).